Exhibit 10.4

CRESTWOOD EQUITY PARTNERS LP
2018 LONG TERM INCENTIVE PLAN
Restricted Unit Award Agreement
This Restricted Unit Award Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the Restricted Unit Award Grant Notice (“Notice of Grant”) by and between Crestwood Equity GP LLC, a Delaware limited liability company (the “General Partner”), and the individual listed on the Notice of Grant (“you” or “Service Provider”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Notice of Grant or the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “Plan”), as applicable.
WHEREAS, Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), acting through the Board of Directors of the General Partner (the “Board”), has adopted the Plan under which the General Partner is authorized to grant Restricted Units to certain Service Providers of the Partnership;
    WHEREAS, the Partnership, in order to induce you to enter into and to continue to dedicate service to the Partnership and to materially contribute to the success of the Partnership, agrees to grant you the Restricted Unit Award;
    WHEREAS, a copy of the Plan and the Notice of Grant have both been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein; and
    WHEREAS, you desire to accept the Restricted Unit Award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.The Grant. Subject to the conditions set forth below, the Partnership hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services to the Partnership, an Award consisting of the aggregate number of Restricted Units set forth in the Notice of Grant in accordance with the terms and conditions set forth in this Agreement, the Notice of Grant, and the Plan.
2.Rights of Service Provider. The Partnership shall evidence the Restricted Unit Award in the manner that it deems appropriate. The Partnership may issue in your name a certificate or certificates representing the Restricted Units granted pursuant to this Agreement and retain that certificate or those certificates until the restrictions on such Restricted Units granted pursuant to this Agreement expire as contemplated in Section 4 of this Agreement or are forfeited as contemplated in Sections 3 and 5. If the Partnership certificates the Restricted Units granted pursuant to this Agreement, you shall execute one or more unit powers in blank for those certificates and deliver those unit powers to the Partnership. The Partnership shall hold the Restricted Units granted pursuant to this Agreement and the related unit powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for such Restricted Units are delivered to you, (b) such Restricted Units are otherwise transferred to you free of restrictions, or (c) such Restricted Units are canceled and forfeited pursuant to this Agreement. Notwithstanding the foregoing, the Service Provider shall have all the voting rights, if any, with respect to the Restricted Units granted pursuant to this Agreement and the right to receive any distributions made by the Partnership with regard to a Restricted Unit granted pursuant to this Agreement (a “Unit Distribution Right” or “UDR”). Any Unit Distribution Rights payments will be made to the Service Provider in the same form as paid to unitholders on or promptly following the date that the Partnership pays such distribution to unitholders (however, in no event shall the payment be made later than 30 days following the date on which the Partnership pays such distribution to unitholders generally). Notwithstanding the date of payment, the Service Provider will vest in such Unit Distribution Right as of the record date for such distribution. No interest will accrue on any such right between the issuance of the distribution to unitholders generally and the settlement of the Unit Distribution Right.
3.Restrictions; Forfeiture. Except as provided in the Plan, the Restricted Unit award is restricted in that it may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 4 of this Agreement and as described in the Notice of Grant. The Restricted Unit Award is also restricted in the sense that it may be forfeited to the Partnership (the “Forfeiture Restrictions”) as described in Section 5 of this Agreement. You hereby agree that if all or a portion of the Restricted Unit Award is forfeited as provided in Section 5, the Partnership shall have the right to deliver the forfeited Restricted Units to the Partnership’s transfer agent for cancellation.
4.Expiration of Restrictions and Risk of Forfeiture. The Forfeiture Restrictions will expire and the Restricted Unit Award will become transferable and nonforfeitable as set forth in the Notice of Grant, provided that you remain a Service Provider to the Partnership or its Affiliates continuously from the Date of Grant until the applicable dates set forth therein.

5.	Terminations of Services.
a.    Termination Generally. Except as otherwise provided in the Notice of Grant and subject to Section 5(b) below, if your service relationship with the General Partner, the Partnership or their respective Affiliates is terminated for any reason, then the portion of the Restricted Unit Award for which the Forfeiture Restrictions has not lapsed as of the date of termination shall become null and void and such Restricted Units shall be cancelled. The portion of the Restricted Unit Award for which the Forfeiture Restrictions has lapsed as of the date of such termination shall not be cancelled.
b.    Effect of Employment Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between Section 5(a) and the terms of any employment agreement entered into by and between you the General Partner, the Partnership or any of their respective Affiliates, the terms of such employment agreement shall control.
6.Leave of Absence. With respect to the Restricted Unit Award, the General Partner, the Partnership or any of their respective Affiliates, as applicable, may, in their sole discretion, determine that if you are on a leave of absence for any reason, you will be considered to still be a Service

Provider to the General Partner, the Partnership, or any of their respective Affiliates; provided, that rights to the Restricted Unit Award during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
7.Delivery of Units. Promptly following the expiration of the Forfeiture Restrictions, the Partnership shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Units as to which the Forfeiture Restrictions have lapsed, free of any restricted legend relating to the lapsed restrictions, upon receipt by the Partnership of any tax withholding as may be required pursuant to Section 8. The value of such Units shall not bear any interest owing to the passage of time.
8.Payment of Taxes. The Partnership may require you to pay to the Partnership (or an Affiliate of the Partnership if you are a Service Provider to an Affiliate of the Partnership) an amount the Partnership deems necessary to satisfy its (or its Affiliates’) current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Restricted Unit Award. With respect to any required tax withholding, you may (a) direct the Partnership to withhold from the Restricted Units to be issued to you under this Agreement the number of Units necessary to satisfy the Partnership’s obligation to withhold taxes, the determination of which will be based on the Units’ Fair Market Value at the time such determination is made; (b) deliver to the Partnership Units sufficient to satisfy the Partnership’s tax withholding obligations, based on the Units’ Fair Market Value at the time such determination is made; (c) deliver cash to the Partnership sufficient to satisfy its tax withholding obligations; or (d) satisfy such tax withholding through any combination of (a), (b) and (c). If you desire to elect to use the Unit withholding option described in subparagraph (a) or (b), you must make the election at the time and in the manner the Partnership prescribes. The Partnership, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b). In the event the Partnership determines that the aggregate Fair Market Value of the Restricted Units withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Partnership, in cash, the amount of that deficiency immediately upon the Partnership’s request.
9.Compliance with Securities Laws; Partnership Policies. Notwithstanding any provision of this Agreement to the contrary, the issuance of Units will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any securities exchange or market system upon which the Restricted Units may then be listed. No Units will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Units may then be listed. In addition, Units will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the Units issued or (b) in the opinion of legal counsel to the Partnership, the Units issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Partnership to obtain from the applicable securities exchange or any regulatory body having jurisdiction the authority, if any, deemed by the Partnership’s legal counsel to be necessary for the issuance and sale of any Units subject to the Restricted Unit Award to be in compliance with securities exchange requirements and applicable law will relieve the Partnership of any liability in respect of the failure to issue such Units as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Partnership may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Partnership. From time to time, the Board and appropriate officers of the General Partner are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, securities exchanges, and other appropriate Persons to make Units available for issuance. You hereby agree not to sell any Units acquired pursuant to this Restricted Unit Award in violation of the Partnership’s securities trading policy or in violation of any federal, state, or foreign law.
10.Legends. The Partnership may at any time place legends referencing any restrictions imposed on the Units pursuant to Sections 3 and 9 of this Agreement on all certificates representing Units issued with respect to this Restricted Unit Award.
11.Clawback. Notwithstanding any provisions in the Plan or this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement or the sale of the Units granted hereunder shall be subject to any clawback policy adopted by the General Partner, including any such policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission, and including any such clawback policies adopted with retroactive effect.
12.Right of the Partnership and its Affiliates to Terminate Services. Nothing in this Agreement confers upon you the right to continue as a Service Provider for the Partnership or its Affiliates, or interfere in any way with the rights of the Partnership or its Affiliates to terminate your service relationship at any time.
13.Furnish Information. You agree to furnish to the Partnership all information requested by the Partnership to enable it to comply with any reporting or other requirements imposed upon the Partnership by or under any applicable statute or regulation.
14.No Liability for Good Faith Determinations. The Partnership and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Unit Award.
15.Executions of Receipts and Releases. Any payment of cash or any issuance or transfer of Restricted Units or other property to you, or to your legal representative, heir, legatee or distributee in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Partnership may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
16.No Guarantee of Interests. The Board and the Partnership do not guarantee the Restricted Units from loss or depreciation.

17.Partnership Records. Records of the Partnership the General Partner or any of their respective Affiliates regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Partnership to be incorrect.
18.Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the Person to whom it is properly addressed or if earlier, the date it is sent via certified United States mail or reputable overnight delivery service (charges prepaid).
19.Waiver of Notice. Any Person entitled to notice hereunder may waive such notice in writing.
20.Successors. The Partnership may assign any of its rights under this Agreement without your consent. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the General Partner and the Partnership. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement and the Forfeiture Restrictions shall be binding upon and enforceable against you and your beneficiaries, executors, administrators and the person(s) to whom the Restricted Unit Award may be transferred by domestic relations order, will or the laws of descent or distribution.
21.Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
22.Partnership or Committee Action. Any action required of the Partnership or the General Partner shall be by resolution of the Board or Committee or by a Person or entity authorized to act by resolution of the Board or Committee.
23.Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
24.Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Partnership to sell and deliver Units hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Units.
25.Consent to Jurisdiction and Venue. You hereby consent and agree that state courts located in Harris County, Texas and the United States District Court for the Southern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Partnership arising in connection with the Restricted Unit Award or this Agreement. In any dispute with the Partnership, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.

26.Amendment. This Agreement may be amended by the Board or by the Committee at any time in a manner consistent with Section 7(a) of the Plan.
27.Terms of Agreement. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in this Agreement, the Plan, and the Notice of Grant. Except as provided in Section 5(b) of this Agreement, together, the Agreement, Plan, and Notice of Grant constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.